FOR IMMEDIATE RELEASE

                        TRI-COUNTY FINANCIAL CORPORATION
                             DECLARES CASH DIVIDEND

WALDORF,  MARYLAND,  JANUARY 26, 2005--Tri-County  Financial Corporation (OTCBB:
TCFC), the holding company for Community Bank of Tri-County, announced today that its Board of Directors declared a cash dividend for the year ended December 31, 2004 of $0.80 per share. The cash dividend will be payable on April 4, 2005 to stockholders of record on March 25, 2005.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf,
Maryland, and seven branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall and Lexington Park, Maryland.

Contact:    Michael L. Middleton
            President and Chief Executive Officer
            (301) 843-0854